UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report August 4, 2004

Commission			IRS Employer
File		State of	Identification
Number	Registrant	Incorporation	Number

1-7810	Energen Corporation	Alabama	63-0757759

605 Richard Arrington Jr. Boulevard North Birmingham, Alabama	35203
(Address of principal executive offices)	(Zip Code)

(205) 326-2700 (Registrant's telephone number including area code)

Item 2. Acquisition or Disposition of Assets

On August 2, 2004, Energen Resources Corporation, the oil and gas acquisition and development subsidiary of Energen Corporation (Energen or the Company), completed its purchase of San Juan Basin coalbed methane properties from SG Interests I, LTD. for an adjusted purchase price of $263 million. The effective date of the acquisition was August 1, 2004.

Located in the under-pressured Fruitland coal play, approximately 51 percent of the estimated 240 billion cubic feet equivalent (Bcfe) of proved natural gas and natural gas liquids (NGL) reserves are behind pipe and undeveloped; natural gas accounts for approximately 80 percent of the estimated proved reserves, with NGL comprising the balance.

The Company used available cash and existing lines of credit to acquire the foregoing properties.

Item 7. Financial Statements and Exhibits

(c) Exhibits 10 - Agreement of Sale and Purchase Between SG Interests I, LTD. as Seller and Energen Resources Corporation as Buyer dated June 28, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGEN CORPORATION

August 4, 2004	By /s/ G. C. Ketcham
G. C. Ketcham
Executive Vice President, Chief Financial Officer and Treasurer of Energen